UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2016
TRUPANION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36537	83-0480694
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

907 NW Ballard Way
Seattle, Washington 98107
(Address of principal executive offices, including zip code)

(855) 268 - 9606
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02     Results of Operations and Financial Condition.

On May 5, 2016, Trupanion, Inc. (the “Company”) issued a press release and will hold a conference call regarding the Company's financial results for the first quarter ended March 31, 2016.  A copy of the Company's press release is attached hereto as Exhibit 99.1.
The information furnished with this report, including Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Exchange Act or under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 2, 2016, Michael Banks, the Chief Financial Officer of Trupanion, Inc. (the "Company"), notified the Company of his decision to retire from his position as the Company's Chief Financial Officer, effective May 6, 2016. Mr. Banks will remain an employee of the Company through June 30, 2016 to help transition his duties.
On May 4, 2016, the Company’s Board of Directors appointed Tricia Plouf, the Company’s current Vice President, Controller, as the Company’s Chief Financial Officer, effective May 6, 2016.
Ms. Plouf, age 37, has served as the Vice President, Controller of the Company since October 2012. Prior to joining the Company, Ms. Plouf served as the SEC Reporting and Compliance Manager at Concur Technologies, Inc., a provider of travel and expense management solutions, from July 2011 to October 2012, and in various roles, most recently as Audit Manager, at KPMG LLP, a public accounting firm, from September 2005 to July 2011. Ms. Plouf holds a B.A. in Business Administration, Accounting from Seattle University and a B.S. in Computer Science from the University of Minnesota.
In connection with Ms. Plouf’s appointment as Chief Financial Officer, she will receive (i) an annual base salary of $230,000, (ii) an opportunity to receive an annual bonus of up to 40% of her base salary, based upon achievement of certain performance metrics, and (iii) an option to purchase up to an additional 50,000 shares of the Company’s common stock. The stock option is expected to be granted effective as of May 6, 2016, will have an exercise price equal to the closing price of the Company’s common stock as reported by the New York Stock Exchange on the effective date of the grant and will vest over four years, with 25% of the stock option vesting on the one year anniversary of the grant date and the remaining portion of the stock option vesting monthly thereafter, subject to Ms. Plouf’s continued service to the Company.
There is no arrangement or understanding with any person pursuant to which Ms. Plouf was appointed as Chief Financial Officer, and there are no family relationships between Ms. Plouf and any director or executive officer of the Company. Additionally, there are no transactions between Ms. Plouf and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.    Description
Exhibit 99.1    Press release issued by Trupanion Inc. dated May 5, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUPANION, INC.

By:	/s/ Michael Banks
Name: Michael Banks
Title: Chief Financial Officer
Date: May 5, 2016